Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 14, 2011 accompanying the consolidated financial statements included in the Annual Report of Israel Growth Partners Acquisition Corp. on Form 10-K for the years ended July 31, 2011 and 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Israel Growth Partners Acquisition Corp. on Form S-1 (File No. 333-128355).

/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri
November 14, 2011